NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES UNSUCCESSFUL BAYOU POSTILLION WELL, SUCCESSFUL VICKSBURG COMPLETION, AND PROVIDES OPERATIONAL UPDATE

Austin, TX - October 9, 2007 -- Brigham Exploration Company (NASDAQ: BEXP) announced the plugging of its Cotten Land #2S2 as a dry hole, the successful completion of its Sullivan C-36 Vicksburg well, and that it has grown its acreage in the North Dakota Mountrail County area Bakken play to almost 40,000 net acres.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Conventional Wells	Objective	WI%	NRI	Status / Comments
Sullivan C-36	Vicksburg	100%	76%	Completed at initial rate of 5.5 MMcfe per day with additional pay behind pipe
Cotten Land #2S2	Oligocene	36%	25%	Plugging, objective high and wet. Three previous wells substantially outperforming prior reserve estimates
Blue Heron #1	Oligocene	40%	29%	Drilling @ 13,275’ targeting 3-D delineated fault trap adjacent to production with total depth est. of 15,090’
Robin #1	Oligocene	40%	29%	Planned early Nov. spud to test 3-D delineated fault trap with shallow production, est. total depth of 14,452’

Resource Plays	Objective	WI%	NRI	Status / Comments
Risan 1-34H	Bakken	1.3%	1.1%	Brigham’s 1st Mountrail Co. N. D. horizontal Bakken discovery, located in Parshall Field
Hess En-Hegland ###-##-####H-1	Bakken	1.0%	0.8%	Completing Mountrail Co. N.D. horizontal Bakken well located 4.5 miles east of Nesson Anticline after encountering good shows
Petrohunt Torgerson 15B-2-2H	Bakken	1.7%	1.4%	Drilling lateral with good Bakken shows in Mountrail Co. N.D., well located 15 miles north of En-Hegland
Bergstrom Family Trust 26 #1H	Bakken	56%	43%	Expect to spud in late Oct., Mountrail Co. N.D. horizontal Bakken well, located 6.5 miles north of Parshall Field discoveries
Hynek 2 #1H	Bakken	Est. 96%	Est. 77%	Expect to spud in Nov., Mountrail Co. N.D. horizontal Bakken well, located ~ 23 miles NW of Parshall
Werner #1-14H	Mowry	50%	40%	Currently down, will clean out & install new pump given poor pump production, possible re-frac candidate
State 1-16H	Mowry	50%	40%	Pumping oil intermittently, recent rate of 7-10 Bopd, plan to stimulate remaining 2,000’ of lateral
Mill Trust. 1-12H	Mowry	44%	34%	Pumping ~ 25 Bopd after stimulating a portion of 885’ of cased lateral, additional stimulations likely
Krejci Fed. #3-29H	Mowry	50%	40%	Pumping approximately 35 Bopd, likely will stimulate additional cased interval
Krejci Fed. #1-32H	Mowry	50%	40%	Planned late Oct. spud of next horizontal well utilizing best practices including swell packers

Southern Louisiana Bayou Postillion Project, Iberia Parish - The Brigham operated Cotten Land #2S2 well is being plugged as a dry hole. The well encountered the apparent targeted interval wet without any gas column, in a structurally high position relative to the down dip producers.

Bud Brigham, the Chairman, President and CEO stated, “We’re surprised and disappointed by the results of our Cotten Land #2S2 development well. On the other hand, it appears that our three previously drilled wells are substantially out performing the previous production and reserve forecasts. Drilling is proceeding as planned on our next Southern Louisiana well, the PetroQuest (NYSE: PQ) operated Blue Heron #1, with results expected in early November.”

Successful Home Run Field Completion in Brooks County, Texas - Brigham successfully completed the Sullivan C-36 in late August at an initial rate of approximately 5.5 MMcfe per day, with additional pay behind pipe for future completion.

Williston Basin Mountrail County North Dakota Area Activity - Brigham is participating in completing its first two horizontal Bakken wells in Mountrail County, North Dakota, with very small non-operated working interests. The EOG operated Risan 1-34H, located in the Parshall Field area, was recently successfully completed. At the western end of the play near the Nesson Anticline, the Hess operated En-Hegland ###-##-####H-1 is also being completed after encountering good drilling shows. Approximately 15 miles north of the En-Hegland ###-##-####H-1, Brigham’s third small working interest well, the Petrohunt Torgerson 15B-2-2H, is currently drilling. Several additional wells are either being completed, are drilling, or are permitted to be drilled offsetting Brigham’s growing acreage position. Brigham plans to commence two to three high working interest wells in this area during the fourth quarter. The company has grown its total acreage in the Mountrail County North Dakota area to almost 40,000 net acres, over 28,000 acres of which is located in Mountrail County.
Bud Brigham stated, “Although we have a very small working interest, the Risan 1-34H is apparently the first of what we hope will be numerous successful Bakken wells in the Mountrail County North Dakota area. We look forward to commencing our first high working interest operated well in the next several weeks. In November, we plan to commence one to two additional wells, and our working interest in our second operated well could be in excess of 90%. Given primarily pending acquisitions, we continue to expect our acreage position to grow to over 50,000 net acres during the fourth quarter.”

2007 OPERATIONAL SUMMARY

Thus far in 2007, Brigham has spud seventeen wells, retaining an average working interest of approximately 45%. Thirteen of these wells have been or are currently being completed, two are currently drilling and two have been plugged. Brigham's gross and net completion rates thus far in 2007 are 87% and 94%, respectively.

Bud Brigham stated, “During 2007, our drilling successes have driven a substantial ramp up in production volumes to record levels, benefiting primarily from our continuous Vicksburg drilling and our successful wells in Southern Louisiana. However, in August we took a breather in our Vicksburg program, in order to integrate our newly reprocessed 3-D seismic data with our recent drilling successes. Our late year production may correspondingly reflect this pause in our Vicksburg program, as well as the impact of our recently announced divestiture. Despite that, our previous production guidance remains unchanged. We plan to resume our Vicksburg drilling later this quarter, and we expect our production to subsequently resume its upward momentum. In the meantime, this month, we’re very excited to be commencing our potentially impactful high working interest horizontal drilling in the Mountrail County North Dakota Bakken play. Further, by early November we should begin drilling our next Mowry well, where we’ll utilize best practices, including technologies such as swell packers, which are having such a positive impact on plays such as the Mountrail North Dakota Bakken.”

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward looking statements may be expressed differently. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager (512) 427-3300